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                                                                    Exhibit 10.4


                    INVESTMENT MANAGEMENT AND ADMINISTRATIVE

                               SERVICES AGREEMENT

      Citigroup Alternative Investments LLC
      399 Park Avenue - 7th Fl.
      New York, New York  10043



      This Agreement (the "Agreement"), dated as of August 6, 2002, for the period April 1, 2002 to March 31, 2004, is entered into by and between Citigroup Alternative Investments LLC ("CAI"), a Delaware limited liability company and Travelers Insurance Group Holdings Inc. on behalf of itself and its subsidiaries ("Client"), a Delaware corporation. Client hereby retains CAI to perform the services set forth below under the following terms and conditions:

      1.    INVESTMENT MANAGEMENT

      Client hereby retains CAI to provide investment management and advisory services for Client including, but not limited to, the services set forth in Exhibit A, all of the investment related services currently provided to Client by affiliates of CAI and the supervision, review, recommendation, advice and analysis of the investments held or to be made by Client (the "Account"). CAI shall invest and reinvest the securities, cash and/or other investments held in the Account in accordance with Client's written investment policies, objectives and restrictions (the "Investment Guidelines"). Client may modify the Investment Guidelines from time to time in its sole discretion by informing CAI in writing of any such modifications, except as otherwise provided therein. CAI shall have a reasonable period of time after receipt of notice of modifications in accordance with Section 17 of this Agreement to conform the securities and/or other investments in the Account to the guidelines as modified. Notwithstanding anything to the contrary contained herein or in the Investment Guidelines, (i) Client shall give CAI not less than ten days' prior written notice of its intention to change the existing asset class allocation (as defined in the Investment Guidelines) and CAI shall use reasonable best efforts to effect such changes as soon as practicable,
      (ii) CAI shall only be obligated to effect any such change to the extent there is sufficient liquidity in the Account and to the extent such change is permitted by the applicable legal documents and by applicable law,
      (iii) as to any change in asset allocation involving illiquid asset classes such as private equity and real estate or where the applicable legal documentation or applicable law restrict the redemption, transfer or sale of such asset or investment, CAI will only be obligated to use reasonable best efforts to effect such change on a prospective basis and
      (iv) CAI shall not be deemed to be in breach of this Agreement (including the Investment Guidelines) or its obligations hereunder nor shall it have any liability hereunder if it is unable to effect such change. Subject to the foregoing CAI and Client will cooperate to implement such changes to the maximum extent practicable.

      Client agrees to inform CAI in writing of any material change in Client's circumstances that might affect the manner in which Client's assets should be invested and to provide CAI with such other information as it shall reasonably request.

      CAI shall carry out its obligations with reasonable care and in good faith and shall render the services provided for in this Agreement with a degree of skill and attention no less than that which CAI exercises with respect to comparable assets managed by it in accordance with the laws and regulations applicable to investments for insurance companies (as to assets of Client owned by an insurance company) and in accordance with its existing practices and procedures and consistent with the degree of skill and attention used by other professional investment managers, except as expressly provided otherwise in this Agreement. CAI shall use its reasonable best efforts to comply with any restrictions that Client places on a particular security or category of securities ("Restricted Security") for the Account. Where only a category of
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      securities is restricted, CAI will determine in its sole discretion the specific securities in that category to be treated as Restricted Securities. To the extent that CAI becomes aware of an inadvertent purchase of a Restricted Security, CAI will immediately dispose of the security and credit the Account for any loss resulting from a failure of CAI to use its reasonable best efforts to comply with the relevant restriction, unless otherwise instructed by Client.

      2.    ADMINISTRATIVE SERVICES

      CAI will provide Client with such reports at such intervals as shall be mutually agreed to by the Client and CAI. In addition, CAI will provide (or cause to be provided) the additional administrative services as set forth in Exhibit A attached hereto in draft form, which Exhibit shall be finalized within 10 days of the execution hereof. CAI will use reasonable best efforts to furnish all such reports and information to Client so as to permit it to satisfy its reporting obligations under the Intercompany Agreement, dated as of March 26, 2002, by and between Travelers Property Casualty Corp. and Citigroup Inc. (the "Intercompany Agreement") and under applicable laws, regulations and stock exchange rules. CAI shall carry out its obligations with reasonable care and in good faith and shall render the services provided for in this Agreement with a degree of skill and attention no less than that which CAI exercises with respect to comparable services provided by it to other institutional clients in accordance with its existing practices and procedures and consistent with the degree of skill and attention used by other professional service providers of similar services, except as expressly provided otherwise in this Agreement. To the extent that the parties determine in good faith that there is a necessary service, report or information that is currently being provided to Client by CAI that is not otherwise included on Exhibit A hereto, CAI shall use reasonable efforts to provide or cause such service to be provided to Client at no additional cost. Other than certain privately-placed debt and equity investments, CAI will not have custody of the securities, cash or other investments of the Account, which will be held for Client by the custodian named in Exhibit B (the "Custodian"). The Account will be subject to any applicable custodial or trust agreements from time to time entered into and/or amended by Client. Fees of the Custodian shall be paid by Client and are not included in the fee schedules set forth in Exhibit C. CAI shall not be liable for any act or omission of the Custodian, including, without limitation, the accuracy of Custodian's records with respect to the Account and Client agrees not to hold CAI liable for any errors, omissions or actions taken by the Custodian, except for actions properly executed per instructions of CAI. CAI will charge Client custodial fees for assets of Client currently held in custody by CAI or its affiliates at the incremental cost that the Custodian would charge Client for custody of such assets, it being understood, that CAI and its affiliates are under no obligation to continue to hold such assets in custody and Client may instruct CAI to deliver such assets to Client or Client's Custodian at any time.

      Client grants CAI full authorization to issue such instructions to, and engage in such transactions with, the Custodian as CAI reasonably determines to be appropriate in connection with the management of the Account. Client will instruct the Custodian to follow CAI's instructions to make and to accept payments for, and to deliver for value or receive securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account. Client will also instruct the Custodian to send Client and CAI monthly statements showing the securities, cash and other investments in and all transactions for the Account during such month.

      Client will not change or add another custodian without giving CAI at least 60 days' prior written notice of its intention to do so together with the name and other relevant information with respect to the new custodian. CAI and Client shall separately agree upon compensation, if any, to be paid to CAI for its assistance in connection with any transition to a new custodian.

      The Chief Financial Officer of Citigroup Investments and Chief Investment Officer of CAI will furnish to Client on a quarterly basis, a certification in connection with the Sarbanes-Oxley Act and related Securities and Exchange Commission ("SEC") regulations that to the best of their knowledge, with respect to information originating from, or related to, the investment portfolio of Client, the information supplied by CAI and contained in the periodic SEC filings of Travelers Property Casualty Corp. ("TPC") concerning or


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      related to the investment portfolio of Client, is true, correct and accurate in all material respects. Upon mutual agreement, such agreement not to be unreasonably withheld, the Chief Financial Officer of Citigroup Investments and Chief Investment Officer of CAI will provide appropriate representations to TPC concerning the foregoing and in connection with TPC's SEC certification requirements consistent with past practice. This certification will be provided in addition to the representation letters that have been and will continue to be provided by CAI or Citigroup Investments periodically consistent with past practice.

      3.    BROKERAGE TRANSACTIONS -- AUTHORIZATION

      Unless otherwise instructed by Client, CAI, in its sole discretion, may effect transactions through or with affiliated brokers or dealers. In choosing a broker or dealer to execute a transaction, CAI and such third parties whom it employs to render investment services or other services pursuant to Section 13 hereof , shall seek to obtain the best price and execution considering all circumstances, it being understood that CAI and such third parties shall consider the full range and quality of a broker's or dealer's services including, among other things, the value of research provided, execution capability, commission rate, financial responsibility, responsiveness, reputation and access to the markets for securities being traded for the Account. Subject to obtaining best prices and execution, CAI and such third parties may select broker-dealers that provide research or other transaction-related services and may cause Client to pay such broker-dealers commissions for effecting transactions in excess of commissions other broker-dealers may have charged. Such research and other services may be used for other client accounts to the extent permitted by law.

      CAI and such third parties may, but are not required to, aggregate sales and purchase orders placed with respect to the Account with similar orders being made simultaneously for other accounts managed by CAI or such third parties or their affiliates, if in such person's sole judgment such aggregation shall result in an overall economic benefit to Client, taking into consideration the selling or purchase price, brokerage commission and other expenses. Client acknowledges that the determination of any such economic benefit is subjective and represents such person's evaluation at the time that Client will be benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. When aggregate sales or purchase orders occur, the objective of CAI or such third parties (and any of their affiliates involved in such transactions) shall be to allocate the executions among the accounts in a manner believed by such person to be fair and equitable for all accounts involved.

      Client hereby grants CAI and such third parties the authority to effect agency cross transactions for the Account with affiliated brokers or dealers. An agency cross transaction is a transaction in which a person acts as an investment adviser in relation to a transaction in which such investment adviser, or any person controlling, controlled by or under common control with such investment adviser, acts as broker for both such advisory client and for another person on the other side of the transaction. Client acknowledges that such person's affiliates may receive compensation from the other party to such transactions (the amount of which may vary) and that due to the receipt of such compensation the affiliate will have a potentially conflicting division of loyalties and responsibilities. The consent to agency cross transactions contained herein can be revoked at any time by written notice to CAI in accordance with Section 17 hereof. Notwithstanding any other provisions hereof, Client shall have the right to audit execution and the cost thereof.

      Client hereby also grants CAI and such third parties the authority to the extent permitted by law to effect principal transactions in publicly traded securities or Rule 144A securities for the Account with affiliated brokers or dealers. Such affiliated brokers will charge Client fees for the brokerage services, thereby increasing overall revenues to such person's parent corporation. Prior to the settlement of each principal transaction in publicly traded securities or Rule 144A securities, CAI will provide written notice to Client's designee of the transaction. Such notice shall state that the transaction was effected on a principal basis at market price, in accordance with CAI's written procedures for such transactions, describe the terms of the transaction, state that Client may object to the transaction before noon of the next trading day, and describe a process by which Client can make such objection. Client acknowledges and agrees that unless Client raises an objection before noon of the next trading day, Client will be deemed to have consented to each principal transaction of which Client has been given notice, as described above.


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      Client may direct CAI to effect transactions through a particular broker or a dealer, other than CAI and its affiliates ("Directed Broker"), by notifying CAI in writing of such direction in accordance with Section 17 hereof. In the event that Client directs CAI to utilize a Directed Broker, Client acknowledges that (i) Client will be charged a commission rate that Client has negotiated with the Directed Broker, and that CAI will not negotiate commissions on Client's behalf, which may result in a disparity between commissions charged to the Account and the accounts of other CAI clients, (ii) CAI may not be in a position to monitor for best price and execution of Client's transactions, and (iii) Client may forego benefits that CAI may be able to obtain for its other clients through, for example, negotiating volume price discounts for block trades. In connection with Client's selection of a Directed Broker, Client agrees that CAI will not be required to effect any transaction through the Directed Broker if CAI reasonably believes that to do so may result in a breach of its fiduciary duties.

      Pursuant to the provisions of Section 11(a) of the Securities Exchange Act of 1934, certain transactions effected by an affiliate for certain clients on a national or regional securities exchange may be executed with the affiliate only upon receipt of Client's consent. Client specifically consents, in the absence of contrary instructions, to the affiliate, acting as a broker for the Account and in connection therewith retaining compensation as payable hereunder. In no event will CAI or such third parties or their affiliates be obligated to effect any transactions for Client which they believe would violate any applicable state or federal law, rule or regulation, or of the rules or regulations of any regulatory or self-regulatory body. CAI shall furnish to Client at least quarterly a statement setting forth the total amount of commissions and markups retained by its affiliates in connection with effecting transactions as a broker or dealer for the Account during the period covered by the statement.

      4.    SERVICES TO OTHER CLIENTS; NON-PUBLIC INFORMATION

      It is understood that CAI and its affiliates perform, among other things, investment banking, lending, research, brokerage and investment advisory services for persons other than Client. Client recognizes that CAI or its affiliates may provide investment management services to other clients, regardless of whether the investment policies of such clients are similar to, or differ from, those that CAI hereby undertakes to perform on behalf of Client. In addition, CAI or its affiliates may give advice and take action in the performance of their duties to clients that may differ from advice given, or the timing and nature of action taken, with respect to the Account. Nothing in this Agreement shall be deemed to impose upon CAI any obligation to purchase or sell or recommend for purchase or sale for the Account any security or other property that CAI or its affiliates may purchase or sell, or recommend for purchase or sale, for its own account or the account of any other client. CAI or its affiliates may receive fees for services rendered to the issuer of any securities. Where there is a limited supply of a security, CAI will use its reasonable best efforts to allocate or rotate investment opportunities among all applicable accounts and clients in an equitable manner.

      By reason of investment banking, investment, lending and other activities, CAI or its affiliates may from time to time acquire privileged and/or confidential information about corporations or other entities and their securities. Client recognizes that CAI or its affiliates will not be free to divulge such information to Client or to act upon it.

      5.    CLIENT AUTHORITY

      The signatory on behalf of such Client represents that the execution of this Agreement has been duly authorized by appropriate corporate action. Client undertakes to advise CAI of any event that might affect the authority or validity of this Agreement. Client warrants that (i) it has been duly incorporated and is validly existing under the laws of the State of Delaware, (ii) it has full power and authority to execute, deliver and perform this Agreement and its obligations thereunder, (iii) this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of Client, enforceable against it in accordance


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      with its terms except that enforceability thereof may be subject to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights and general principles of equity, and (iv) to the knowledge of Client, any securities delivered are free of any encumbrances, claims or restrictions, including constructive liens.

      6.    FEES

      In consideration of the performance of the obligations of CAI hereunder, Client shall pay CAI the fees set forth on EXHIBIT C in immediately available funds. The fee for any period less than a calendar month shall be reduced pro rata based on the number of days during such month that CAI managed the Account.

      In computing the fair market value of any security or other investment in the Account, a security or other instrument traded on a market providing contemporaneous actual transaction prices shall be valued, as of the valuation date, at the closing price on the market on which the security principally trades, provided that the security or instrument was actually traded on such date, trading was not suspended in that security on that date and the closing price was within the bid/ask range or within the bid/ask of at least three market makers (or such lesser number if there are fewer than three market makers). Any other security or investment in the Account shall be valued in a manner determined in good faith by CAI (or any person to whom it has delegated such responsibility) to reflect fair market value in accordance with generally accepted valuation principles. Any such valuation should not be considered a guarantee of any kind whatsoever with respect to the value of the assets in the Account. In the event of any dispute between Client and CAI as to valuation or calculation of fees hereunder, Client or CAI may request a valuation by an independent investment banker or appraiser selected by mutual agreement of Client and CAI for purposes of calculating the fees and valuation no more frequently than once per calendar year. The fees and expenses of such banker or appraiser shall be borne equally by Client and CAI and the determination of such banker or appraiser shall be binding upon Client and CAI for purposes of this Agreement.

      7.    RECORDS; CONFIDENTIALITY

      CAI shall maintain complete and accurate accounts and records relating to all services performed hereunder and such additional information as Client may reasonably request for purposes of its internal bookkeeping and accounting operations, and such accounts, records and information shall be accessible for audit, inspection and copying by a representative of Client (including professional advisers and regulators) during normal business hours and upon reasonable advance notice to CAI. In addition, all books, records and files established and maintained by CAI by reason of performance of this Agreement which, absent this Agreement, would have been held by Client, shall be deemed the property of Client and shall be delivered to Client upon the termination hereof. CAI shall, and shall cause its affiliates to, keep confidential any and all information obtained in connection with the services rendered hereunder and shall not, and shall cause its affiliates not to, disclose any such information to any person except (i) with the prior written consent of Client, (ii) as required by law, regulation, court order or the rules or regulation of any self-regulating organization, body or official having jurisdiction over CAI or any of its affiliates, as applicable, provided that CAI shall first give prompt notice to Client of such a requirement so that Client may seek a protective order or other appropriate remedy (at its sole expense),
      (iii) to its professional advisers who have a need to know such information in their capacity as an adviser and who have agreed to keep such information confidential, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) such information as was or is obtained by CAI on a non-confidential basis, provided that CAI does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto, (vi) such information relating to an asset or investment, to participants or other investors in the respective asset or investment, and (vii) such information relating to an asset or investment, to potential purchasers who have expressed an interest in buying such asset or investment and have executed a confidentiality agreement. Subject to the foregoing exceptions, Client and its affiliates shall treat all proprietary recommendations and advice furnished to Client by CAI and/or any person as confidential; provided, however, that nothing herein shall prevent Client from disclosing Client's investment holdings, asset allocation and general investment strategy. Except as expressly provided herein, and subject to Client's audit rights hereunder, Client shall not be entitled to any cost information of CAI


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      in rendering its services hereunder, other than information relating to costs that are passed through and borne by Client under this Agreement

      8.    DISCRETIONARY TRADING AUTHORIZATION

      Client hereby appoints CAI from and after the date hereof as Client's agent and attorney-in-fact with power and discretionary trading authorization, pursuant to and subject to this Agreement and the Investment Guidelines to (i) buy and sell securities and other instruments and investments for the Account and at Client's risk through or with brokers or dealers, including its affiliates, (ii) enter into and execute any agreements, documents or instruments, and (iii) open (and take any action in respect of) any bank account or trading account, in each case, as CAI in its sole discretion deems appropriate, subject to the provisions of this Agreement and applicable law.

      9.    TAX STATUS/WITHHOLDING TAX

      Client shall provide CAI with information as to its U.S., Canada and United Kingdom tax status as reasonably requested by CAI from time to time. Client may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as CAI may deem necessary or proper to fulfill its obligations under applicable law. Client shall provide CAI, in a timely manner, with copies of originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which CAI may reasonably request and that Client is legally able to deliver.

      If any tax or other governmental charge or assessment shall become payable with respect to any payment due to Client ("Taxes"), such Taxes shall be withheld from such payment, if necessary, in accordance with applicable law. CAI shall give notice to Client in connection with any new bank or brokerage account of Client of any withholding obligations and shall allow Client a reasonable period of time to provide any information or documents that will permit such payment to Client to be made without such withholding. To the extent withholding is required, CAI may withhold any interest, any dividends or other distributions or securities or property receivable in respect of the Account's assets, proceeds from the sale or distribution of the Account's assets ("Payments"), or may sell for the Account any part thereof or all of the Account's assets, and may apply such Payment in satisfaction of such Taxes, Client remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to Client by CAI in a prior year for which CAI or any affiliate may be liable, CAI may withhold payments in satisfaction of such prior year's Taxes. Client will indemnify and hold harmless CAI, any of such third parties to whom it has delegated any responsibilities hereunder, their affiliates and each of their respective directors, partners, officers, members, employees, agents and advisers against any Taxes, penalties, additions to tax, and interest, and costs and expense related thereto, arising out of claims against CAI or any such third party by any governmental authority or third party for failure to withhold Taxes to the extent that such failure to withhold Taxes is as a result of instructions from Client or the action or inaction of Client.

      10.   GOVERNING LAW

      Client agrees that this Agreement and all of the terms herein shall be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

      11    CONTRACT TERMINATION

      This Agreement shall have a term commencing as of April 1, 2002 and ending on March 31, 2004. Either CAI or Client may terminate this Agreement as of the last day of any calendar month upon not less than three months' prior written notice to the other party hereunder. In no event may either party terminate this Agreement pursuant to the preceding sentence effective prior to March 31, 2003. Notwithstanding the foregoing, this Agreement may be terminated by Client upon 60 days' prior written notice in the event CAI


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      ceases to be a majority-owned subsidiary of Citigroup Inc. Any termination will not affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to such termination. Without limiting the foregoing, no amendment, supplement or termination of this Agreement shall prevent the fulfillment by CAI or any third party to whom it has delegated any of its responsibilities hereunder of any binding commitment made by it in respect of the Account's assets before the effective date of such amendment, supplement or termination. Upon termination of this Agreement, CAI shall be under no obligation to render investment advice with regard to the securities or other investments held in the Account. Following termination of this Agreement for any reason, CAI shall continue to provide such information and reports related to the Account as may be reasonably necessary for Client to meet its financial and regulatory reporting obligations under applicable law for investment activity in respect of the Account for periods prior to termination of such Agreement and shall transfer to Client all investment records maintained by CAI or its affiliates related to the Account. CAI and Client shall cooperate in the transition of administrative and investment services from CAI to the new service provider(s). Client and CAI shall use reasonable best efforts to effect the transition of any administrative services prior to the termination of this Agreement. However, to the extent that any such services have not been transitioned to a new service provider(s) prior to such termination, CAI will continue to provide such administrative services at fair market value and for such time period as mutually agreed. Such post termination services will only be provided until the service has transitioned and both parties agree to transition such services as promptly as practicable. As part of the transition, software will be transferred and/or licensed consistent with the terms of the Intercompany Agreement and consistent with the terms of third party agreements.

      12.   PROXIES AND OTHER LEGAL NOTICES

      Except to the extent otherwise instructed in writing by Client, in the ordinary course of business CAI shall be responsible for voting proxies solicited by, or with respect to, the issuers of any securities, investments or instruments held in the Account. Without limiting the foregoing, except to the extent otherwise instructed in writing by Client, including as specifically set forth in the Investment Guidelines, CAI shall be empowered and authorized to take any action with respect to Client's exercise of any rights in the ordinary course (including voting rights, tender rights and rights arising in connection with the bankruptcy and insolvency of an issuer or borrower, or the consensual or non-judicial restructuring of the debt or equity of an issuer or borrower) or remedies in connection with any securities, assets, investments or instruments held in the Account. In all other cases, CAI shall obtain the prior approval of Client before exercising Client's rights on Client's behalf.

      13.   LIMITATION ON LIABILITY; DELEGATION

      In providing services hereunder, CAI may employ third parties, including its affiliates, to render investment advice and to provide other services; provided, however, that CAI shall not be relieved of any of its duties hereunder as a result of the employment of such third parties. CAI and such third parties to whom it has delegated any of its responsibilities hereunder assume no responsibility or liability under this Agreement other than to render the services specified herein, except to the extent provided below. None of CAI or any of such third parties or their respective affiliates and any of their respective directors, partners, members, officers, shareholders, employees, agent and advisers shall have any liability to Client or its affiliates for any error of judgment, mistake, or for any loss, claim, damages, judgment, assessment, cost or other liability arising out of any investment or the Account, or for any other act or omission in the performance of its obligations to Client, or for any act of Client in following or declining to follow any direction of CAI or any of such third parties, except for liability to which CAI or such third party would be subject by reason of willful misfeasance, fraud, bad faith, negligence or reckless disregard of its duties and obligations hereunder, violation of applicable law or breach of this Agreement. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore, nothing contained herein shall in any way constitute a waiver or limitation of any rights which Client may have under applicable securities laws. Neither CAI nor any of such third parties or their respective affiliates shall be liable for any consequential damages hereunder.


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      Client shall indemnify CAI and such third parties and their affiliates and each of their respective directors, partners, members, officers, shareholders, employees, agents and advisers against any claims which may be made against such persons by third parties and any damages, claims, losses, costs or expenses (including all legal and other expenses reasonably incurred by such persons) or other liabilities which such persons may incur as a result of, or in connection with any act or omission related to the performance by or on behalf of CAI and/or such third party of its obligations and services under this Agreement, except to the extent that the same is directly attributable to the negligence, willful misfeasance, fraud or bad faith of such persons or the reckless disregard of such persons' duties hereunder, or violation of applicable law or breach of this Agreement.

      14.   CLIENT DIRECTIONS

      The names of each individual who is authorized to give directions to CAI on Client's behalf under this Agreement are set forth on EXHIBIT D. Client agrees to inform CAI in writing of any change to that list in accordance with Section 17 hereof.

      15.   NO PARTNERSHIP OR JOINT VENTURE

      Client and CAI are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on any of them. CAI's relation to Client shall be deemed to be that of an independent contractor.

      16.   SUCCESSORS AND ASSIGNS

      This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. No assignment (as that term is used in the Investment Advisers Act of 1940 and the rules thereunder) of this Agreement, in whole or in part, may be made by CAI without the consent of Client, it being understood that CAI may transfer its rights and obligations under this Agreement to any Citigroup wholly-owned subsidiary, affiliate or successor by merger or consolidation or otherwise if such transaction does not constitute an "assignment" for purposes of the Investment Advisers Act of 1940 and the rules thereunder. No assignment of this Agreement, in whole or in part, may be made by Client without the prior written consent of CAI. Any purported assignment of this Agreement in violation of this Section 16 shall be null and void.

      17.   NOTICES

      Any notice under this Agreement shall be in writing and sent by facsimile, hand delivery, overnight or express delivery or certified mail, postage prepaid, return receipt requested to the other party as such other party may designate for the receipt of such notice. Until further written notice by Client to the other parties hereto, it is agreed that the address of Client for this purpose shall be:

            Travelers Insurance Group Holdings Inc.
            One Tower Square
            Hartford, CT 06183
            Attention: Chief Financial Officer
      With a copy to the General Counsel
      CAI's address for this purpose shall be:

            Citigroup Alternative Investments Inc.
            399 Park Avenue-7th Floor

            Attention: Ahmed Fahour, Chief Executive Officer
                       David A. Tyson, Chief Investment Officer

      With a copy to the General Counsel

      To the extent any notice or other instruction under this Agreement is not delivered in compliance with this Section, it shall be null and void for purposes of this Agreement unless such notice was actually received by the intended recipient.

      18.   MISCELLANEOUS

            a. Not less than 48 hours prior to the date hereof, CAI shall deliver to Client a copy of CAI's Form ADV, Part II and upon receipt Client shall acknowledge the same in writing to CAI.

            b. This Agreement (including the exhibits thereto) represents the entire agreement among the parties with respect to the services described herein. Except as otherwise provided herein, this Agreement may not be modified or amended except by a writing signed by the parties hereto. This Agreement supersedes all previous agreements and understandings between the parties hereto with respect to the subject matter hereof.

            c. CAI represents and warrants that this Agreement has been duly authorized, executed and delivered and is a valid and binding obligation of CAI. CAI also represents that it is registered as an investment adviser under the Investment Advisers Act of 1940. CAI makes no representation or warranty as to the success of the investment strategies or securities or other investments recommended by CAI to Client. Poor investment performance shall not be deemed negligence.

            d. The provisions of this Agreement shall be deemed to be severable. Paragraph headings are for convenience of reference only and do not form a part of this Agreement. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation. To the extent that any such provision is so held to be invalid, illegal or unenforceable, Client and CAI shall in good faith use their reasonable best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

            e. CAI and Client each reserve the right to refuse to renew this Agreement in its sole discretion and for any reason.

            f. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

            g. Any dispute relating to this Agreement shall resolved in the manner provided for in the Intercompany Agreement.

      Dated: August 6, 2002

                                    TRAVELERS INSURANCE GROUP HOLDINGS INC.

                                    By:  /s/ Robert I. Lipp
                                        ---------------------------------------
                                           Robert I. Lipp

                                    Title: Chief Executive Officer

      ACCEPTED BY

      CITIGROUP ALTERNATIVE INVESTMENTS LLC
      By: /s/ Ahmed Fahour
         ----------------------------------
             Ahmed Fahour

      Title: Chief Executive Officer

      Date of Acceptance: August 6, 2002


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